Exhibit 4.22

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX 05 OF THE FACTORY LEASE AGREEMENT

Between

VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

And

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

February 1, 2023

Vinhomes Industrial Zone Investment Joint Stock Company (“Lessor”) and VinFast Trading and Production Joint Stock Company (“Lessee”), hereinafter referred to as the “Parties” have entered into the Factory Lease Agreement (“Agreement”) No. 1501/2023/HDTNX/VHIZ-VF dated January 15, 2023. The Parties hereby agree with the amendments of the Agreement:

1.

Confirming the lease area in the Agreement according to the Minutes of actual area measurement conducted by the Construction Management Board dated January 30, 2023 with a total area of 26,810.94 m2 (as listed in the Table of area of the metal assembly factory’s warehouse).

2.	The Lessee rents and the Lessor agrees to lease the following additional area, from February 1, 2023:
Item	Area
[***]	[***] m2
Total	1,877.00 m2

* Note: Located in the [***]factory area (returned by NamYang)

3.	Lease area after adjustment includes:
Item	Area
[***]	[***] m2
Total	28,687.94 m2

4.	Except for the terms provide in this Appendix 05, the Agreement is not affected and all terms of the Agreement remain fully effective.

5.	This Appendix is a part of the Agreement. The Appendix is made into 04 copies, each party keeps 02 copies.

On behalf of VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY	On behalf of VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

(signed and sealed)	(signed and sealed)
[***]	[***] Title: [***]

List of Omitted Appendices:

Information of the Additional Lease Area

Table of Area of the Metal Assembly Factory’s Warehouse